UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2015

GANNETT CO., INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-6961	16-0442930
(Commission File Number)	(IRS Employer Identification No.)

7950 Jones Branch Drive, McLean, Virginia	22107-0910
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 854-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On April 9, 2015, Gannett Co., Inc. disclosed that, in connection with a non-binding shareholder proposal that received 52% shareholder approval in 2014, we reached out to shareholders representing more than 40% of our outstanding shares to discuss our proposed response. We spoke individually with each shareholder and also offered a meeting with our Board Chair and President and CEO. The overwhelming majority (more than 80%) of shareholders with whom we spoke supported the Executive Compensation Committee’s decision to implement double trigger vesting but not to implement pro rata vesting of equity awards upon a change in control in response to the proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2015	GANNETT CO., INC.

	By:	/s/ Todd A. Mayman
Todd A. Mayman
Senior Vice President, General Counsel and Secretary